Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02210

Issuer Name and Ticker or Trading Symbol:	INC Research Holdings, Inc. [INCR]

Date of Event Requiring Statement:	August 1, 2017
(Month/Day/Year)

Footnotes to Form 3

(1) This statement is being filed by the following Reporting Persons: Thomas H. Lee Advisors, LLC (“THL Advisors”),Thomas H. Lee Equity Fund VI, L.P. (“Equity Fund VI”); Thomas H. Lee Parallel (DT) Fund VI, L.P. (“(DT) Fund VI”); Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”); Thomas H. Lee Equity Fund VII, L.P. (“Equity Fund VII”); Thomas H. Lee Parallel Fund VII, L.P.  (“Parallel Fund VII”); Thomas H. Lee Parallel (Cayman) Fund VII, L.P. (“Parallel (Cayman) Fund VII”); THL Executive Fund VII (“Executive Fund VII”); THL Equity Fund VII Investors (inVentiv), L.P. (“Equity Fund VII (inVentiv)”); THL Fund VII Coinvestment Partners, L.P. (“Fund VII Coinvest”); THL Coinvestment Partners, L.P. (“Coinvest Partners”); THL Operating Partners, L.P. (“THL Operating Partners”); Great-West Investors, L.P. (“Great-West Investors”); Putnam Investments Employees’ Securities Company III, LLC (“Putnam III”) (collectively, the “THL Funds”); Todd M. Abbrecht; and Joshua M. Nelson.

THL Advisors is the general partner of Thomas H. Lee Partners, L.P. (“THL”), which in turn is the sole member of THL Equity Advisors VI (“Equity Advisors VI”), the sole member of THL Equity Advisors VII (“Equity Advisors VII”) , and the general partner of THL Operating Partners, Fund VII Coinvest, and Coinvest Partners. Equity Advisors VI is the general partner of Equity Fund VI, (DT) Fund VI, and Parallel Fund VI. Equity Advisors VII is the general partner of Equity Fund VII, Parallel Fund VII, Parallel (Cayman) Fund VII, Executive Fund VII, and Equity Fund VII (inVentiv). THL Advisors is the attorney-in-fact of Great-West Investors and Putnam, LLC. Putnam, LLC is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam III.

(2) Represents shares of the Issuer held directly by the following entities: 6,332,076 shares held by Equity Fund VI; 748,983 shares held by (DT) Fund VI; 4,287,744 shares held by Parallel Fund VI; 9,323,549 shares held by Equity Fund VII (inVentiv);  11,285 shares held by THL Operating Partners; 59,426 shares held by Coinvest Partners; 32,427 shares held by Great-West Investors; and 32,399 shares held by Putnam III.  Represents shares of the Issuer held indirectly by the following entities, in each case through a wholly owned subsidiary the respective entity (the “Subsidiaries”): 1,429,259 shares held by Equity Fund VII; 1,127,743 shares held by Parallel Fund VII; 1,511,529 shares held by Parallel (Cayman) Fund VII; and 125,282 shares held by Executive Fund VII.  Also represents 217,962 shares held indirectly by Fund VII Coinvest proportionally through the Subsidiaries.

(3) Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein, except to the extent of its pecuniary interest.